Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated December 23, 2016, by and between Cinedigm Corp., a Delaware corporation (the “Company”), and Sageview Capital Master, L.P., a Cayman Islands exempted limited partnership (“Holder”).

RECITALS:

WHEREAS, the Holder holds warrants the (“Warrants”) to purchase 1,773,462 shares of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Holder desire to exchange the Warrants for $5,000 in cash (the “Payment”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended to date.

“Closing” means the closing of the Exchange pursuant to Article 2.

“Common Stock” has the meaning ascribed thereto in the recitals.

“Exchange” means the exchange of the Warrants for the Payment.

“Payment” has the meaning ascribed thereto in the recitals.

“Waivers” has the meaning ascribed thereto in Section 2.2(a).

“Warrants” has the meaning ascribed thereto in the recitals.

ARTICLE II

EXCHANGE

2.1           The Exchange. At the Closing of the Exchange contemplated hereby, the Holder shall surrender to the Company the Warrants in exchange for the Payment. Upon satisfaction of the covenants and conditions set forth in Section 2.3 and on such date as is mutually agreed upon by the parties, the Closing shall occur at the offices of Company’s counsel at 101 Park Avenue, New York, New York or such other location as the parties shall mutually agree.

2.2           Conditions. The respective obligations of both the Company and the Holder hereunder in connection with the Closing are subject to the following conditions being met:

(a)          the lenders under each of the Revolving Credit Facility and the Second Lien Loan Agreement shall have given a waiver (the “Waivers”) with respect to effecting the Exchange.

2.3           Closing Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to the Holder the following:

(i)          this Agreement duly executed by the Company;

(ii)         the Payment, by check or by wire transfer.

(b)          At the Closing, the Holder shall deliver or cause to be delivered to the Company, the following:

(i)          this Agreement duly executed by the Holder.

2.4           Extinguishment of Warrants. The parties hereto acknowledge that, although the original Warrants issued to the Holder will not be physically delivered to the Company at the Closing, upon the consummation of the Exchange, the Warrants shall be cancelled and shall be null and void, and any and all rights arising thereunder shall be extinguished and the Company shall no longer be required to reserve shares of Common Stock for issuance upon the exercise of the Warrants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to complete the Exchange, in accordance with the terms thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange, have been duly authorized by all necessary corporate action by the Company and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. The Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.2           No Conflict. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the Exchange will not (i) result in a violation of the Certificate of Incorporation, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws) and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company or its subsidiaries, and taking into account the Waivers required in Section 2.2(a).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF the holder

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

4.1           Authorization and Binding Obligation. The Holder has the requisite legal capacity, power and authority to enter into, and perform is obligations under, this Agreement. Each of the execution, delivery and performance of this Agreement by the Holder, and the consummation by the Holder of the Exchange, have been duly authorized by all requisite corporate action on the part of the Holder, as applicable, and no further consent or authorization is required. The Agreement has been duly authorized, executed and delivered by such Holder, and constitutes the legal, valid and binding obligations of the Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.2           Beneficial Owner. The Holder owns, beneficially and of record, good and marketable title to Warrants being exchanged pursuant to this Agreement, free and clear of any taxes or encumbrances; and at the Closing, the Holder will convey to the Company good and marketable title to the Warrants surrendered by the Holder in their entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

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ARTICLE V

MISCELLANEOUS

5.1           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.2           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

5.3           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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5.4           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.5           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement (together with the other Transaction Documents), contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the parties. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

5.6           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Cinedigm Corp.

902 Broadway, 9th Floor

New York, NY 10010

Telephone: (212) 206-8600

Facsimile: (212) 598-4895

Attention: General Counsel

Email: gloffredo@cinedigm.com

With a copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Telephone: (212) 808-7800

Facsimile: (212) 808-7897

Attention: Jonathan K. Cooperman, Esq.

Email:jcooperman@kelleydrye.com

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If to the Holder:

Sageview Capital Master, L.P.

55 Railroad Avenue
Greenwich, Connecticut 06830

Telephone: (203) 625-4215

Facsimile: (203) 625-4216

Attention: Dino Verardo

Email: dino@sageviewcapital.com

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telephone: (212)373-3309

Facsimile: (212) 492-0309

Attention: Raphael M. Russo

Email: ___________________

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.

5.8           Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include the masculine and feminine genders.

[signature pages follow]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CINEDIGM CORP.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Executive Vice President

HOLDER:

SAGEVIEW CAPITAL MASTER, L.P.

By:	Sageview Capital GenPar, Ltd.
its general partner

	By:	/s/ Dino Verardo
	Name:	Dino Verardo
	Title:	Vice President